Exhibit 99.1

Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Reports First Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., June 7, 2017 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three months ended April 30, 2017.

Financial Highlights

Below is selected unaudited financial information for the three months ended April 30, 2017 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended April 30, 2017 - GAAP	Three Months Ended April 30, 2017 - Non-GAAP
Revenue: $261.0 million(1)	Revenue: $265.7 million(1)
Operating loss: $(9.4) million	Operating income: $42.7 million
Net loss per share: $(0.32)	Diluted net income per share: $0.49

(1) Please refer to Table 6 for constant currency revenue information, and "Supplemental Information about Non-GAAP Financial Measures" at the end of this press release for more information.

CEO Commentary
“We are pleased to start the year strong with revenue growth in both of our segments, Customer Engagement and Cyber Intelligence,” said Dan Bodner, Verint CEO and President.
Bodner continued, “In Customer Engagement, we continue to grow and extend our market leadership through our expanding portfolio, flexible on-premises and cloud deployment models and growing partnership program. We believe our investments in innovation - including business automation and enterprise intelligence - enable us to win new customers, expand our footprint with existing customers, and become a more strategic vendor.”

“In Cyber Intelligence, first quarter revenue increased 19% year-over-year, driven by demand for data mining solutions to address terrorism, crime, cyber-attacks, and other threats that remain pervasive around the world. We believe ongoing security threats present a long-term growth opportunity for Verint and we continue to invest to meet global customer demand,” Bodner concluded.

Financial Outlook

Verint's non-GAAP outlook for the year ending January 31, 2018 remains as follows:

•	For segment revenue we expect:

•	In our Customer Engagement segment, we expect mid-single digit revenue growth.

•	In our Cyber Intelligence segment, we expect high-single digit revenue growth.

•	Based on the above, we expect total revenue of $1.14 billion with a range of +/- 2% and diluted earnings per share of $2.70 at the midpoint.
Our non-GAAP outlook for the year ending January 31, 2018 excludes the following GAAP measures which we are able to quantify with reasonable certainty:

•	Amortization of intangible assets of approximately $70 million.

•	Amortization of discount on convertible notes of approximately $11 million.

Our non-GAAP outlook for the year ending January 31, 2018 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•	Revenue adjustments related to completed acquisitions are expected to be between approximately $11 million and $14 million for the year ending January 31, 2018.

•
Stock-based compensation is expected to be between approximately $65 million and $70 million for the year ending January 31, 2018, assuming market prices for our common stock approximately consistent with current levels.

Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable to assess the probable significance of other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP tax adjustments due to the level of unpredictability and uncertainty associated with these items. Actual amounts for these measures for the three months ended April 30, 2017 appear in Table 3 to this press release.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months ended April 30, 2017 and outlook for the year ending January 31, 2018. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 24061555. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2, 3, 6 and 7 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization, security intelligence, and fraud, risk and compliance. Today, over 10,000 organizations in more than 180 countries—including over 80 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes, evolving industry standards, and customer challenges, such as the proliferation and strengthening of encryption, and the transition of portions of the software market to the cloud, to adapt to changing market potential from area to area within our markets, and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently enhance our existing operations and execute on our growth strategy and profitability goals, including managing investments in our business and operations, managing our cloud transition and our revenue mix, and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, developmental, strategic, or other opportunities, and risk that such investments may not come to fruition or produce satisfactory returns; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and with security vulnerabilities or lapses, including information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we incorporate into our offerings or otherwise rely on, may contain defects or may be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for applicable projects and reputational risks associated with our security solutions; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate, including, among others, with respect to privacy, information security, trade compliance, anti-corruption, and regulations related to our security solutions; risks associated with our ability to retain and recruit qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; challenges associated with selling sophisticated solutions, including with respect to educating our customers on the benefits of our solutions or assisting them in realizing such benefits; challenges associated with pursuing larger sales opportunities, including with respect to longer sales cycles, transaction reductions, deferrals, or cancellations during the sales cycle, risk of customer concentration, our ability to accurately forecast when a sales opportunity will convert to an order, or to forecast revenue and expenses, and increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of CTI's former subsidiary, Comverse, Inc. (now known as Mavenir, Inc.), being unwilling or unable to provide us with certain indemnities or transition services to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, and personnel and our ability to successfully implement and maintain enhancements to the foregoing and adequate systems and internal controls for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing accounting principles, tax rates, tax laws and regulations, and the continuing availability of expected tax benefits. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2017, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, CONTACT SOLUTIONS, OPINIONLAB, ADTECH, CUSTOMER ENGAGEMENT SOLUTIONS, CYBER INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2017	2016
Revenue:
Product	$89,817	$75,712
Service and support	171,178	169,712
Total revenue	260,995	245,424
Cost of revenue:
Product	33,924	26,383
Service and support	67,345	65,131
Amortization of acquired technology	9,534	9,180
Total cost of revenue	110,803	100,694
Gross profit	150,192	144,730
Operating expenses:
Research and development, net	46,233	44,720
Selling, general and administrative	101,807	100,035
Amortization of other acquired intangible assets	11,537	11,266
Total operating expenses	159,577	156,021
Operating loss	(9,385)	(11,291)
Other income (expense), net:
Interest income	330	153
Interest expense	(8,988)	(8,544)
Other (expense) income, net	(1,889)	3,819
Total other expense, net	(10,547)	(4,572)
Loss before (benefit) provision for income taxes	(19,932)	(15,863)
(Benefit) provision for income taxes	(892)	330
Net loss	(19,040)	(16,193)
Net income attributable to noncontrolling interests	746	1,263
Net loss attributable to Verint Systems Inc.	$(19,786)	$(17,456)

Net loss per common share attributable to Verint Systems Inc.:
Basic	$(0.32)	$(0.28)
Diluted	$(0.32)	$(0.28)

Weighted-average common shares outstanding:
Basic	62,485	62,258
Diluted	62,485	62,258

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2017	2016
GAAP Revenue By Segment:
Customer Engagement	$169,985	$168,925
Cyber Intelligence	91,010	76,499
GAAP Total Revenue	$260,995	$245,424

Revenue Adjustments Related to Acquisitions:
Customer Engagement	$4,715	$3,489
Cyber Intelligence	24	65
Total Revenue Adjustments Related to Acquisitions	$4,739	$3,554

Non-GAAP Revenue By Segment:
Customer Engagement	$174,700	$172,414
Cyber Intelligence	91,034	76,564
Non-GAAP Total Revenue	$265,734	$248,978

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2017	2016

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$150,192	$144,730
GAAP gross margin	57.5%	59.0%
Revenue adjustments related to acquisitions	4,739	3,554
Amortization of acquired technology	9,534	9,180
Stock-based compensation expenses	1,593	1,504
Acquisition expenses, net	1	(191)
Restructuring expenses	813	920
Non-GAAP gross profit	$166,872	$159,697
Non-GAAP gross margin	62.8%	64.1%

Table of Reconciliation from GAAP Operating Loss to Non-GAAP Operating Income

GAAP operating loss	$(9,385)	$(11,291)
As a percentage of GAAP revenue	(3.6)%	(4.6)%
Revenue adjustments related to acquisitions	4,739	3,554
Amortization of acquired technology	9,534	9,180
Amortization of other acquired intangible assets	11,537	11,266
Stock-based compensation expenses	17,683	15,340
Acquisition expenses, net	4,852	1,677
Restructuring expenses	3,478	4,914
Other adjustments	292	155
Non-GAAP operating income	$42,730	$34,795
As a percentage of non-GAAP revenue	16.1%	14.0%

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(10,547)	$(4,572)
Unrealized (gains) losses on derivatives, net	(95)	258
Amortization of convertible note discount	2,756	2,614
Acquisition expenses, net	682	101
Restructuring expenses	80	245
Non-GAAP other expense, net(1)	$(7,124)	$(1,354)

Table of Reconciliation from GAAP (Benefit) Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP (benefit) provision for income taxes	$(892)	$330
GAAP effective income tax rate	4.5%	(2.1)%
Non-GAAP tax adjustments	4,754	2,644
Non-GAAP provision for income taxes	$3,862	$2,974
Non-GAAP effective income tax rate	10.8%	8.9%

Table of Reconciliation from GAAP Net Loss Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net loss attributable to Verint Systems Inc.	$(19,786)	$(17,456)
Revenue adjustments related to acquisitions	4,739	3,554
Amortization of acquired technology	9,534	9,180
Amortization of other acquired intangible assets	11,537	11,266

Stock-based compensation expenses	17,683	15,340
Unrealized (gains) losses on derivatives, net	(95)	258
Amortization of convertible note discount	2,756	2,614
Acquisition expenses, net	5,534	1,778
Restructuring expenses	3,558	5,159
Other adjustments	292	155
Non-GAAP tax adjustments	(4,754)	(2,644)
Total GAAP net loss adjustments	50,784	46,660
Non-GAAP net income attributable to Verint Systems Inc.	$30,998	$29,204

Table Comparing GAAP Net Loss Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP net loss per common share attributable to Verint Systems Inc.	$(0.32)	$(0.28)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.49	$0.46

GAAP weighted-average shares used in computing net loss per common share attributable to Verint Systems Inc.	62,485	62,258
Additional weighted-average shares applicable to non-GAAP net income per common share attributable to Verint Systems Inc.	995	676
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.	63,480	62,934

Table of Reconciliation from GAAP Net Loss Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP net loss attributable to Verint Systems Inc.	$(19,786)	$(17,456)
As a percentage of GAAP revenue	(7.6)%	(7.1)%
Net income attributable to noncontrolling interest	746	1,263
(Benefit) provision for income taxes	(892)	330
Other expense, net	10,547	4,572
Depreciation and amortization(2)	28,621	27,547
Revenue adjustments related to acquisitions	4,739	3,554
Stock-based compensation expenses	17,683	15,340
Acquisition expenses, net	4,852	1,677
Restructuring expenses	3,476	4,913
Other adjustments	292	155
Adjusted EBITDA	$50,278	$41,895
As a percentage of non-GAAP revenue	18.9%	16.8%

Table of Reconciliation from Gross Debt to Net Debt	April 30, 2017	January 31, 2017

Current maturities of long-term debt	$4,573	$4,611
Long-term debt	746,312	744,260
Unamortized debt discounts and issuance costs	57,468	60,571
Gross debt	808,353	809,442
Less:
Cash and cash equivalents	340,091	307,363
Restricted cash and bank time deposits	12,623	9,198
Short-term investments	4,533	3,184
Net debt, excluding long-term restricted cash	451,106	489,697
Long-term restricted cash	51,264	54,566
Net debt, including long-term restricted cash	$399,842	$435,131

 (1) For the three months ended April 30, 2017, non-GAAP other expense, net of $7.1 million was comprised of $6.2 million of interest and other expense, and $0.9 million of foreign exchange charges primarily related to balance sheet translations.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	April 30,	January 31,
(in thousands, except share and per share data)	2017	2017
Assets
Current Assets:
Cash and cash equivalents	$340,091	$307,363
Restricted cash and bank time deposits	12,623	9,198
Short-term investments	4,533	3,184
Accounts receivable, net of allowance for doubtful accounts of $1.9 million and $1.8 million, respectively	265,180	266,590
Inventories	18,149	17,537
Deferred cost of revenue	3,227	3,621
Prepaid expenses and other current assets	66,652	64,561
Total current assets	710,455	672,054
Property and equipment, net	78,674	77,551
Goodwill	1,281,288	1,264,818
Intangible assets, net	224,570	235,259
Capitalized software development costs, net	8,877	9,509
Long-term deferred cost of revenue	4,880	5,463
Other assets	90,778	98,130
Total assets	$2,399,522	$2,362,784

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$64,952	$62,049
Accrued expenses and other current liabilities	221,939	217,835
Deferred revenue	202,162	182,515
Total current liabilities	489,053	462,399
Long-term debt	746,312	744,260
Long-term deferred revenue	19,904	20,912
Other liabilities	121,181	120,173
Total liabilities	1,376,450	1,347,744
Commitments and Contingencies
Stockholders' Equity:
Preferred stock - $0.001 par value; authorized 2,207,000 shares at April 30, 2017 and January 31, 2017, respectively; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 64,329,000 and 64,073,000 shares; outstanding 62,675,000 and 62,419,000 shares at April 30, 2017 and January 31, 2017, respectively.	64	64
Additional paid-in capital	1,462,778	1,449,335
Treasury stock, at cost - 1,654,000 shares at April 30, 2017 and January 31, 2017, respectively.	(57,147)	(57,147)
Accumulated deficit	(251,471)	(230,816)
Accumulated other comprehensive loss	(142,518)	(154,856)
Total Verint Systems Inc. stockholders' equity	1,011,706	1,006,580
Noncontrolling interests	11,366	8,460
Total stockholders' equity	1,023,072	1,015,040
Total liabilities and stockholders' equity	$2,399,522	$2,362,784

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2017	2016
Cash flows from operating activities:
Net loss	$(19,040)	$(16,193)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,422	28,335
Stock-based compensation, excluding cash-settled awards	17,620	15,312
Amortization of discount on convertible notes	2,756	2,614
Non-cash losses on derivative financial instruments, net	370	1,558
Other non-cash items, net	4,605	2,747
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	1,633	25,545
Inventories	(942)	(2,587)
Deferred cost of revenue	977	550
Prepaid expenses and other assets	1,512	(1,392)
Accounts payable and accrued expenses	41	(16,090)
Deferred revenue	18,139	21,509
Other, net	2,668	(46)
Net cash provided by operating activities	59,761	61,862

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(13,922)	(69,751)
Purchases of property and equipment	(7,159)	(9,441)
Purchases of investments	(1,500)	(24,967)
Maturities and sales of investments	300	32,908
Cash paid for capitalized software development costs	(148)	(696)
Change in restricted cash and bank time deposits, including long-term portion, and other investing activities, net	311	693
Net cash used in investing activities	(22,118)	(71,254)

Cash flows from financing activities:
Repayments of borrowings and other financing obligations	(1,395)	(149)
Proceeds from exercises of stock options	—	1
Purchases of treasury stock	—	(17,162)
Dividends paid to noncontrolling interest	(716)	—
Payments of contingent consideration for business combinations (financing portion)	(1,750)	(2,947)
Other financing activities, net	278	(600)
Net cash used in financing activities	(3,583)	(20,857)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,332)	2,049
Net increase (decrease) in cash and cash equivalents	32,728	(28,200)
Cash and cash equivalents, beginning of period	307,363	352,105
Cash and cash equivalents, end of period	$340,091	$323,905

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue	Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Three Months Ended

Total Revenue
Revenue for the three months ended April 30, 2016	$245,424	$248,978
Revenue for the three months ended April 30, 2017	$260,995	$265,734
Revenue for the three months ended April 30, 2017 at constant currency(1)	$263,000	$268,000
Reported period-over-period revenue growth	6.3%	6.7%
% impact from change in foreign currency exchange rates	0.9%	0.9%
Constant currency period-over-period revenue growth	7.2%	7.6%

Customer Engagement
Revenue for the three months ended April 30, 2016	$168,925	$172,414
Revenue for the three months ended April 30, 2017	$169,985	$174,700
Revenue for the three months ended April 30, 2017 at constant currency(1)	$172,000	$177,000
Reported period-over-period revenue growth	0.6%	1.3%
% impact from change in foreign currency exchange rates	1.2%	1.4%
Constant currency period-over-period revenue growth	1.8%	2.7%

Cyber Intelligence
Revenue for the three months ended April 30, 2016	$76,499	$76,564
Revenue for the three months ended April 30, 2017	$91,010	$91,034
Revenue for the three months ended April 30, 2017 at constant currency(1)	$91,000	$91,000
Reported period-over-period revenue growth	19.0%	18.9%
% impact from change in foreign currency exchange rates	—%	—%
Constant currency period-over-period revenue growth	19.0%	18.9%

(1) Revenue for the three months ended April 30, 2017 at constant currency is calculated by translating current-period foreign currency revenue into U.S. dollars using average foreign currency exchange rates for the three months ended April 30, 2016 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Estimated Non-GAAP Fully Allocated Operating Margins
(Unaudited)

	Three Months Ended April 30,
	2017			2016
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated

Non-GAAP segment revenue	$174,700	$91,034	$265,734	$172,414	$76,564	$248,978

Segment contribution (1)	59,308	20,352	79,660	58,530	14,736	73,266
Estimated allocation of unallocated expenses (2)	24,279	12,651	36,930	26,641	11,830	38,471
Estimated non-GAAP operating income	$35,029	$7,701	$42,730	$31,889	$2,906	$34,795

Estimated non-GAAP fully allocated operating margin	20.1%	8.5%	16.1%	18.5%	3.8%	14.0%

(1) See footnote 14 to our Form 10-Q for the three months ended April 30, 2017, when filed.

 (2) Represents our unallocated expenses (as disclosed in footnote 14 to our Form 10-Q for the three months ended April 30, 2017, when filed), less non-GAAP adjustments shown in the Reconciliation of GAAP to Non-GAAP Results in Table 3, allocated proportionally to our revenue, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, constant currency measures and estimated non-GAAP fully allocated operating margins. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:

•
facilitating the comparison of our financial results and business trends between periods, including by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,

•	facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and

•	allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt.

Acquisition Expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring Expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Impairment Charges and Other Adjustments. We exclude from our non-GAAP financial measures asset impairment charges other than those associated with restructuring or acquisition activity, rent expense for redundant facilities, and gains or losses on sales of property, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. We adjust our non-GAAP effective income tax rate to exclude current-year tax payments or refunds associated with prior-year income tax returns and related amendments which were significantly delayed as a result of our previous extended filing delay. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2018 is currently approximately 11%, and was 8.8% for the year ended January 31, 2017. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments related to acquisitions, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between competitors because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash and bank time deposits, and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.